UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1615 Chester Road, Chester, Maryland (principal executive offices)	21619 (Zip Code)

(443) 519-0129
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events.

On July 23, 2007, The Cancer Foundation, Inc. filed a suit in the United States District Court for the Northern District of Illinois against Cerberus Capital Management, L.P. Cerberus Capital Management, L.P., the lending group of VR Holdings, Inc.  This suit was dismissed and the dismissal was affirmed by the U.S. Court of Appeals for the Seventh Circuit.  On April 17, 2009, a suit was filed in the State of Illinois by The Cancer Foundation, Inc. against Cerberus Capital Management, L.P., and this suit was dismissed and a motion for reconsideration was denied.  This suit was subsequently appealed in the Illinois Court of appeals.  MML, Inc., Morton M. Lapides, Sr., and Transcolor Corp. were also plaintiffs in the federal and state lawsuits.  We voluntarily agreed to dismiss The Cancer Foundation and Transcolor as plaintiffs because they lacked standing.  For additional information see Legal Proceedings.”  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings of VR Holdings” contained in our post-effective registration statement filed on July 31, 2012, which is incorporated herein by reference.

The defendants filed a motion to dismiss the state court action on August 3, 2009.  The plaintiffs filed an opposition brief on November 13, 2009.  The defendants filed their reply on December 4, 2009.  Oral argument was held on January 22, 2010.  At the conclusion of argument, Judge Allen S. Goldberg dismissed the complaint on the grounds of res judicata.  The plaintiffs filed a motion for reconsideration in which they argued that Judge Goldberg misapplied the doctrine of res judicata that the complaint should be reinstated and the case allowed to proceed.  The defendants’ opposition brief was filed on April 12, 2010 and the plaintiff’s reply was filed on May 10, 2010.  Oral argument on the motion for reconsideration was held on June 1, 2010, at which time Judge Goldberg denied the motion.

MML and Lapides filed a notice of appeal on June 25, 2010 and their opening brief on November 5, 2010 with the Appellate Court of Illinois, First Judicial District.  The defendants filed an opposition on December 5, 2010, as well as a cross appeal seeking a reversal of the trial judge’s order denying the defendants’ motion for attorneys’ fees.  The plaintiffs filed a reply on January 14, 2011, and the defendants filed a reply on the attorneys’ fees issue on January 28, 2011.

On March 16, 2011, the Appellate Court, on its own initiative, ordered the parties to brief the issue of whether the case should be transferred to California, New York or Maryland on the grounds of forum non conveniens because the case has more connections with those jurisdictions than it does with Illinois.  After the parties briefed this issue, the Court issued an opinion on May 25, 2011 reversing the trial court’s decision dismissing the case and remanding the case back to the trial court.  In its opinion, the Court declined to transfer the case to another state because the defendants refused to waive their statute of limitations defense.  The Court reversed the trial court’s dismissal of the case on res judicata grounds, and rejected the defendants’ arguments on the statute of limitation and failure to state a claim.  The Court also denied the defendants’ cross appeal for attorneys’ fees.

The Court of Appeals’ rulings constitute a complete reversal of Judge Goldberg’s dismissal of the complaint.  On August 5, 2011, the Illinois Court of Appeals wrote to the Clerk of the Cook County Circuit Court stating that the mandate of the Appellate Court has been filed with the Cook County Circuit Court.  In doing so, the case was returned to the trial court for further proceedings.  The plaintiffs filed a motion to reinstate the action for scheduling of discovery and trial.  A hearing on that motion was held on July 25, 2012.

This case was remanded after a successful appeal to the Illinois Appellate Court that reversed a dismissal of the complaint on the merits.  The mandate was issued by the Appellate Court on August 5, 2011.  Pursuant to Illinois Supreme Court Rule 369, when a case that has been dismissed is appealed and the Appellate Court reverses the dismissal and remands the case to the Circuit Court for further proceedings, the Plaintiff must petition the Circuit Court for reinstatement of the case.  This petition must be done within a “reasonable time.”  Because the Plaintiffs did not have current counsel available to file the petition to reinstate immediately, the Plaintiffs waited until they acquired new counsel in May of 2012 to file the petition to reinstate.  The Circuit Court held, on August 2, 2012, that the petition to reinstate had not been filed within a reasonable time and therefore denied the petition without prejudice to the Plaintiffs’ right to re-file the case under a new case number.  On August 3, 2012 the case was re-filed and was docketed as case number 2012 L 008718.  The re-filing of the case does not adversely affect any claims of the Plaintiffs.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2012.	VR HOLDINGS, INC.

By /s/ John E. Baker
John E. Baker, Chief Executive Officer

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